UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 30, 2015

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2015 Annual Meeting of Shareholders of the Company was held on April 30, 2015. The final voting results for each of the proposals submitted for a vote of the shareholders are set forth below.
Proposal 1
The shareholders elected the following eight Company nominees for director to serve a one-year term until the 2016 Annual Meeting of Shareholders and until their respective successors are elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes

Phillip R. Cox	158,287,007	2,850,228	124,540	31,786,298
John W. Eck	159,831,339	1,311,115	119,321	31,786,298
Jakki L. Haussler	159,235,011	1,899,834	126,930	31,786,298
Craig F. Maier	159,144,289	1,990,541	126,945	31,786,298
Russel P. Mayer	159,828,083	1,308,249	125,443	31,786,298
Lynn A. Wentworth	159,299,097	1,842,264	120,414	31,786,298
John M. Zrno	159,738,883	1,398,365	124,527	31,786,298
Theodore H. Torbeck	159,418,296	1,720,882	122,657	31,786,298

Proposal 2
The shareholders voted as follows to provide advisory approval of the Company’s executive compensation:

For	Against	Abstain	Broker Non-Votes
146,810,400	4,468,225	9,983,150	31,786,298

Proposal 3
The shareholders voted as follows to approve an amendment to the Cincinnati Bell Inc. 2007 Long Term Incentive Plan:

For	Against	Abstain	Broker Non-Votes
147,851,053	12,977,175	433,457	31,786,298

Proposal 4
The shareholders ratified the Audit and Finance Committee's appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. The voting results were as follows:

For	Against	Abstain
191,590,446	1,149,763	307,864

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	May 4, 2015	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary